CONSULTING SERVICES AGREEMENT

This Consulting Agreement (this “Agreement”) made and entered into as of April 11, 2016, between Erica Segovic or nominee (the “Consultant/Consultant”) and Cleangoal Energy, Inc. (the “Client”)

This Agreement sets forth the terms and conditions upon which Client is paying the Consultant and the Consultant is accepting from the Client One Million Five Hundred Thousand (1,500,000) shares (hereinafter referred to as the “Shares”) of common stock of Cleangoal Energy, Inc. (the “Company”) in a private transaction for general business consulting services.

The Parties wish to set forth the terms of their relationship pursuant to the terms of this Agreement:

The Client hereby engages the consultant to perform services set forth in this agreement on a best efforts basis and the Consultant hereby accepts such engagement to act on a best efforts basis as a Non-Exclusive Consultant with respect to general business matters and affairs.

Nothing herein shall be construed to create an employer-employee relationship between the Client and Consultant. Consultant is an independent contractor and not an employee of the Client. The consideration set forth shall be the sole consideration due to the Consultant for the services rendered hereunder. It is understood that the Client will not withhold any amounts for payment of taxes from the consideration of Consultant hereunder.

Consultant shall devote time and best efforts to the affairs of the Client as is reasonable and adequate to render the consulting services contemplated by this Agreement. Consultant is not responsible for the performance of any services which may be rendered hereunder without the Client providing necessary information in writing prior thereto, nor shall Consultant include any services that constitute the rendering of any legal opinions or performance of work that is the ordinary purview of the Certified Public Accountant or Attorney. Consultant cannot guarantee results on behalf of Client, but shall pursue all avenues available through its network of resources and contacts.

The term of Consultant's engagement (the "Engagement Period") shall begin on the date this Agreement is executed and will continue for Twelve (12) months.

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I. CONSIDERATION.

1.01 Shares for consideration. Subject to the terms and conditions of this Agreement, the Client will pay Shares to the Consultant as consideration.

1.02 Transaction Cost. Consultant will assume any cost associated with the transfer of shares.

1.03 Closing. The Closing of the transactions shall take place on or before the expiration of this agreement, or at such other date and time as the parties may mutually agree in writing.

1.04 Delivery by the Client. The Client shall deliver to Consultant a certificate representing the Shares together with a duly executed stock power and instruct the transfer agent to deliver (i) to Consultant a certificate representing the Shares and (ii) to Client a certificate representing any shares retained.

II. REPRESENTATIONS AND WARRANTIES OF CLIENT.

The Client hereby represents and warrants as follows:

2.01 Residence. The Client is Corporation Domiciled in the state of Delaware.

2.02 Authority; No Violation. The execution and delivery of this Agreement by the Client, and the consummation of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any other agreement to which the Client is a party.

2.03 Disclosure. No representation or warranty by the Client contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Consultant pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein.

III. REPRESENTATIONS AND WARRANTIES BY CONSULTANT.

Consultant hereby represents and warrant as follows:

3.01 Authority; No Violation. The execution and delivery of this Agreement by the Consultant and the consummation of the transactions contemplated hereby by Consultant has been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which any of the individual Consultant is a party or by which any of the individual Consultant is bound.

3.02 Representations Regarding the Acquisition of the Shares.

(a) The Consultant understands the speculative nature and the risks of investments associated with the Company and confirm that they are able to bear the risk of the investment, and that there may not be any public market for the Shares purchased herein;

(b) Neither the Company nor the Client is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Consultant, and Consultant is solely responsible for determining the status, in its hands, of the shares acquired in the transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

(c) The Consultant has had the opportunity to ask questions of the Company and the Client and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company. Further, the Consultant has been given: (1) all material books and records of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all filings made with the SEC; and, (4) an opportunity to question the appropriate executive officers of the Company and Client.

(d) The Consultant has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that it is capable of evaluating the merits and risks associated with purchase of the Shares; and

(e) In evaluating the merits of the Shares, Consultant has relied solely on his, her or its own investigation concerning the Company and has not relied upon any representations provided by the Company or by the Client.

 IV. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.01 Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

V. SURVIVAL AND INDEMNIFICATION

5.01 Survival. The representations, warranties and covenants made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing and shall apply until the first anniversary of the Closing Date.

VI. MISCELLANEOUS

6.01 Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

6.02 Further Assurances. From time to time, at the request of the Consultant and without further consideration, the Client shall execute and transfer such documents and take such action as the Consultant may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04 Prior Agreements; Amendments. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06 Confidentiality. Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

6.07 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified on the signature page hereto, with a copy sent as indicated on the signature page.

6.08 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.09 Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Consultant, the Client and the Company on the date first above written.

CONSULTANT:

/s/ Erica Segovic

______________________________

Signature

Erica Segovic

_____________________________

Print Name

Consultant’s Address for Notices:

119 N. Springer Avenue,

Burnaby, B.C. V5B 1H3. Canada

CLIENT/CLIENT:

/s/ Ken Lelek

______________________________

Signature

Ken Lelek

_____________________________

Print Name

Client/Client’s Address for Notices:

1717 N Bayshore Dr #2831 Miami FL 33132